Exhibit 99.1

Bionano Genomics Acquires Diagnostics Services Provider Lineagen, Inc. to Accelerate Clinical Adoption of Saphyr for Digital Cytogenetics

•
Lineagen is a provider of proprietary molecular diagnostics services for individuals showing clinical presentations consistent with neurodevelopmental disorders, including autism spectrum disorder (ASD) and other disorders of childhood development

•
Acquisition expands Bionano’s commercial footprint by adding a robust commercial-stage diagnostics services business based on a menu of Laboratory Developed Tests (LDTs) and other services performed in a CLIA-certified environment serving a $1 billion market

•	Lineagen’s team complements Bionano by adding leading cytogeneticists, genetic counselors, laboratory operations and billing experts, clinical commercialization experts, and payor contracts
•	The addition of Lineagen gives Bionano a unique and powerful combination of centralized and decentralized solutions for genomics research and clinical genomics to help support revenue growth
•
Bionano’s Saphyr system for comprehensive structural variation detection, together with Lineagen’s expertise in development, commercialization and reimbursement of LDTs through CLIA-certified services, provides the key ingredients to accelerate achievement of our goal of consolidating traditional cytogenetic assays onto Saphyr and obtaining reimbursement for patient testing by third-party payors throughout clinical genome analysis in genetic diseases and cancer

•	Hosting webcast for investors today, Monday, August 24, at 8:30 a.m. ET

SAN DIEGO, August 24, 2020 -- Bionano Genomics, Inc. (Nasdaq: BNGO) today announced that it has acquired Lineagen Inc., a Salt Lake City, Utah based genetic diagnostic company, further supporting our market leadership in digital cytogenetics and comprehensive genetic diagnostics for pediatric neurodevelopmental disorders. Bionano aims to revolutionize clinical genome testing and genomics research by making comprehensive structural variation analysis a routine process that is accurate, streamlined, efficient and cost effective. Bionano’s Saphyr genome imaging platform has been shown to outperform the current gold standard methods for clinical cytogenetic testing, karyotyping, chromosomal microarray (CMA) and fluorescence in-situ hybridization (FISH). Lineagen specializes in pediatric neurodevelopmental disorders, including autism spectrum disorder and developmental delay, and has developed proprietary technology and commercialized multiple LDTs. With the acquisition of Lineagen, Bionano adds CLIA-certified diagnostic testing services along with expertise in commercializing cytogenetic assays, genetic counseling, third party payor contracts and reimbursement.

“Lineagen has been a pioneer in clinical testing for structural variations in patients with neurodevelopmental disorders, including autism spectrum disorder, developmental delay and other constitutional genetic diseases. These are indications where the information provided by Lineagen's menu of assays can significantly improve management and they are core areas of strategic and clinical interest to Bionano. This acquisition adds that business and accelerates our efforts to bring Saphyr to clinical testing within a CLIA environment by adding essential skills and relationships with physicians and payors in place at Lineagen,” said Erik Holmlin, PhD, Chief Executive Officer of Bionano Genomics. “We believe the incredible talent and clinical experience at Lineagen, working together with Alka Chaubey, recently appointed as our first Chief Medical Officer, will help drive the development and launch of a menu of genomic assays based on Saphyr’s simple, straightforward workflow. By doing so, we provide a roadmap for others to follow, setting Saphyr on track to consolidate and enhance existing cytogenetic workflows around the world. I want to thank Michael Paul, the founder and CEO of Lineagen, and his board, investors and employees for believing in the power of this combination. Our work is just beginning.”

Michael Paul, PhD, Chief Strategy Officer of Bionano and former CEO of Lineagen added, “Bionano Genomics is a natural fit for Lineagen. Beginning with the commercial introduction of our FirstStepDx Plus assay over nine years ago, which is based on structural variation detection, Lineagen demonstrated that we could innovate in the established field of cytogenetics by combining proprietary content, interpretation software, and genomics databases with state-of-the-art genome analysis technology. Bionano’s Saphyr system for comprehensive structural variation analysis allows the combined companies to expand and accelerate this innovation process and develop, validate and introduce novel tests that outperform those based on traditional sequencing or cytogenetic technologies. Together with Erik and the Bionano team,  we are eager and committed to continue our mission of serving individuals with ASD and other disorders of childhood development, their families, and providers with advanced genetic diagnostic solutions. It is time to get to work.”

Bionano paid approximately $9.6 million in consideration for Lineagen, consisting of 6,167,510 shares of Bionano’s common stock, approximately $1.7 million in cash and assumption of approximately $2.9 million in liabilities. Concurrent with the closing of the merger, Bionano also paid approximately $1.1 million to satisfy outstanding principal and accrued interest amounts due pursuant to a Paycheck Protection Program loan issued to Lineagen under the Coronavirus Aid, Relief, and Economic Security Act. Lineagen was advised by EVOLUTION Life Science Partners in connection with the merger.

Webcast
The Company will host a conference call and live webcast today, Monday, August 24, 2020 at 8:30 a.m. ET to discuss this announcement. To participate in the conference call, please dial one of the following numbers 15 minutes before the scheduled start time: United States: +1 877-407-0784; international: +1 201-689-8560. The conference ID for this call is: 13708716. The webcast can be accessed here: http://public.viavid.com/index.php?id=141309.

About Bionano Genomics
Bionano is a genome analysis company providing tools and services based on its Saphyr system to scientists and clinicians conducting genetic research and patient testing. Bionano’s Saphyr system is a platform for ultra-sensitive and ultra-specific structural variation detection that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the study of changes in chromosomes, which is known as cytogenetics. The Saphyr system is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools, and genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs. For more information, visit www.bionanogenomics.com.

About Lineagen
Lineagen assists families and their healthcare providers access high quality genetic tests with a goal of helping personalize medical management for those with autism spectrum disorder (ASD) and other neurodevelopmental disabilities. Lineagen’s services are designed specifically for these families, which include DNA collection through a cheek swab, comprehensive reimbursement support, and access to licensed/certified genetic counselors for all services provided. Physician-prescribed genetic testing options include assessment for deletions/duplications, fragile X syndrome testing, whole exome and whole genome sequencing, and pharmacogenomic testing. Lineagen also seeks to speed up the diagnostic process, so we offer m-chat.org to help screen children at risk for ASD, and a telehealth platform through MyDevelopingChild that allows families access to genetic testing from the convenience of home. Lineagen has been providing genetic testing services to families and their healthcare providers for over nine years and has performed over 65,000 tests for those with neurodevelopmental concerns. For more information, visit www.lineagen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the anticipated benefits of the transactions contemplated by the merger and the related transactions; the contribution of expertise and resources from Lineagen and the combined company following the merger to Bionano’s strategic goals; obtaining reimbursement for patient testing; the potential acceleration of Saphyr adoption throughout clinical genome analysis in genetic diseases and cancer; Saphyr’s use as a viable alternative to traditional cytogenetic methods; and the potential for our genome imaging technology to complement next-generation sequencing in genome analysis, and the possible results of any such combination of the two technologies. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of the COVID-19 pandemic on our business and the global economy; general market conditions; changes in the competitive landscape and the introduction of competitive products; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; the loss of key members of management and our commercial team; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations Contact:
Ashley R. Robinson
LifeSci Advisors, LLC
+1 (617) 430-7577
arr@lifesciadvisors.com

Media Contact:
Darren Opland, PhD
LifeSci Communications
+1 (617) 733-7668
darren@lifescicomms.com